                                                                EXHIBIT 10.12

                                                        DRAFT: NOVEMBER 7, 1996

                               December __, 1996


MoneyGram Payment Systems, Inc.
7401 West Mansfield Ave.
Lakewood, Colorado  80235


          The undersigned, Western Union Financial Services, Inc., a Delaware corporation and a subsidiary of First Data Corporation ("Western Union"), hereby refers to the transactions contemplated by the Registration Statement of MoneyGram Payment Systems, Inc., a Delaware corporation ("MoneyGram"), on Form S-1 (Registration No. 333-228), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, in respect of the initial public offering of shares of common stock, par value $.01 per share (the "Common Stock"), of MoneyGram. Such initial public offering is intended by First Data Corporation, a Delaware corporation and currently the sole stockholder of MoneyGram ("First Data"), to satisfy its obligations under the Consent Decree dated January 19, 1996 (Docket No. C-3635) (the "Consent Decree") between First Data and the Federal Trade Commission and will be effected through the sale by First Data of its shares of Common Stock. In connection with such initial public offering, MoneyGram, First Data and certain subsidiaries of First Data will enter into agreements that are described in the Registration Statement as the "Transition Agreements." Any capitalized term not defined in this letter agreement shall have the meaning specified in the Consent Decree.

          In consideration of the foregoing, and of the promises and covenants hereinafter set forth, the parties to this letter agreement agree as follows:

          Prior to the earlier of (i) the termination of the Agreement dated July 24, 1990 among Travel Related Services Company, Inc., Banco National de Mexico, S.A. ("Banamex"), California Commerce Bank and First Data, as amended, or (ii) April 17, 2002, Western Union shall not, directly or indirectly, use Banamex to process United States-to-Mexico Consumer Money Wire Transfer Service transactions on behalf of Western Union.

MoneyGram Payment Systems, Inc.
December __, 1996
Page 2

          This letter agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of MoneyGram and Western Union.

          This letter agreement shall not be amended, modified or supplemented, except by a written instrument signed by an authorized representative of each of the parties hereto.

          This letter agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of New York.

MoneyGram Payment Systems, Inc.
December __, 1996
Page 3

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between MoneyGram and Western Union.


                               Very truly yours,

                               WESTERN UNION FINANCIAL SERVICES, INC.



                               By:
                                   -------------------------
                               Name:
                                     -----------------------
                               Title:
                                     -----------------------



The foregoing agreement is hereby confirmed and accepted as of the date of this letter.


MONEYGRAM PAYMENT SYSTEMS, INC.

By:
    -----------------------------
Name:
      ---------------------------
Title:
      ---------------------------